UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 7, 2009 (December 1, 2009)
Date of Report (Date of earliest event reported)

AFTERSOFT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Second Floor, 9 Lower Bridge Street, Chester, UK CH1 1RS
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 431 1794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the termination of Mr. Trapp’s employment agreement is hereby incorporated into this Item 1.02 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Aftersoft Group, Inc. (“we,” “us,” “our,” or the “Company”) had previously entered into an employment agreement with Charles F. Trapp, our Executive Vice President and Chief Financial Officer, effective as of December 1, 2008 (the “Effective Date”), for an initial term of one year from the Effective Date, and automatically renewable for successive one-year periods unless terminated by Mr. Trapp or us.  Effective as of December 1, 2009, Mr. Trapp’s employment agreement was terminated.

Mr. Trapp will continue to serve as our Executive Vice President and Chief Financial Officer, and will be paid at the same rate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 7, 2009		Aftersoft Group, Inc.
/s/ Charles F. Trapp
	By:	Name: Charles F. Trapp Title: Chief Financial Officer